NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES 2016 ESTIMATED PROVED OIL AND GAS RESERVES AND PRODUCTION; PROVIDES FIRST QUARTER 2017 PRODUCTION AND 2017 CAPITAL EXPENDITURES GUIDANCE; UPDATES OPERATIONS
LAFAYETTE, LA - February 7, 2017 - PetroQuest Energy, Inc. (NYSE: PQ) announced today that the Company ended 2016 with approximately 115 Bcfe (approximately 25 Bcfe of proved oil and gas reserves were divested in 2016) of estimated proved oil and gas reserves having a pre-tax discounted value (“PV-10”) including hedges of approximately $75 million (SEC pricing: $2.49/Mcf for natural gas and $42.75/Bbl for oil). The Company’s estimated proved reserves at December 31, 2016 were comprised of 70% natural gas, 7% oil and 23% natural gas liquids. In addition, approximately 59% of the reserves were proved developed.
Using 3-year strip prices ($3.21/Mcf for natural gas and $56.29/Bbl for oil) at December 31, 2016, the Company estimates a PV-10 value of approximately $127 million for its proved oil and gas reserves. Proved reserves at December 31, 2016 do not include unproved, behind pipe reserves associated with the Company’s four producing wells at La Cantera and Thunder Bayou.
The Company estimates that its 2016 production was approximately 23.5 Bcfe, or 64.1 MMcfe per day, including fourth quarter 2016 production estimate of 4.6 Bcfe, or 49.9 MMcfe per day.
First Quarter 2017 Production Guidance
The Company projects its first quarter 2017 production to average between 55 and 59 MMcfe per day with approximately 68%, 14% and 18% to be derived from natural gas, oil and natural gas liquids, respectively. The mid-point of this guidance represents a 14% increase from the Company’s estimated production for the fourth quarter of 2016.

2017 Capital Expenditures Guidance
The Company’s capital budget for 2017 is expected to range between $40 million and $48 million, including approximately $6 million of capitalized interest and overhead. The Company’s capital budget is subject to revision based upon changes in market conditions and is expected to be funded with internally generated cash flow.

The Company’s 2017 direct capital budget is expected to be allocated to the following projects: eight to ten horizontal Cotton Valley wells, Thunder Bayou/La Cantera and Gulf of Mexico recompletions and approximately $4 million in plugging and abandonment work in the Gulf of Mexico.

Operations Update
In South Louisiana, the Company initiated production over the weekend from the upper section of the Cris R-2 formation in its Thunder Bayou well. The well is currently flowing at gross production rate of approximately 20 MMcfe per day (NRI-37%). The Company expects to increase the production rate in stages over the next 3-4 weeks before reaching its gross production target of 50-70 MMcfe per day.
In East Texas, the Company recently completed its PQ #21 (NRI - 61%) horizontal Cotton Valley well. The 5,000 foot lateral well is in the initial stages of flowback. The Company plans to provide a production rate on PQ #21 in connection with its fourth quarter 2016 earnings press release on March 7th. In addition, the Company recently reached total depth on its PQ #22 well (WI-50%), which is located on its PQ/CVX acreage position and expects to commence completion operations in approximately one week. The Company is currently drilling the initial well on a three well pad within its joint venture acreage (WI-76%) and expects first production from the pad to occur in June.

Management’s Comment
“With Thunder Bayou expected to ramp to a gross production rate of 50-70 MMcfe/d over the next few weeks and our East Texas joint venture program currently realizing its initial production, we believe that January 2017 will mark the low point in our production profile” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “We are forecasting sequential production growth throughout this year and are targeting a capex program that is within anticipated cash flow.  Our expected production growth combined with a stronger than year-ago natural gas price should result in significant deleveraging by the end of 2017.”

Non-GAAP Financial Measure
PV-10 is the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10% before giving effect to income taxes. Standardized measure is the after-tax estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10%, determined in accordance with GAAP. Management believes PV-10 is useful to investors as it is based on prices, costs and discount factors which are consistent from company to company, while the standardized measure is dependent on the unique tax situation of each individual company. As a result, the Company believes that investors can use PV-10 as a basis for comparison of the relative size and value of the Company’s reserves to other companies. The Company also understands that securities analysts and rating agencies use PV-10 in similar ways. PV-10 cannot be currently reconciled to the standardized measure of discounted future net cash flows because final income tax information for 2016 is not yet available. The Company will provide the reconciliation of SEC priced, proved PV-10 to standardized measure in its Form 10-K for the year ended December 31, 2016.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources, including availability under our new multi-draw term loan facility; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to execute our 2017 drilling and recompletion program as planned and to increase our production; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; approximately 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

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